                                                                   Exhibit 10.30


                              EMPLOYMENT AGREEMENT


                    AGREEMENT (the "Agreement"), dated as of May 23, 2003, by and between NOVADEL PHARMA, INC., a [Delaware] corporation with principal executive offices at 31 State Highway 12, Flemington, New Jersey 08822 (the "Company"), and BARRY COHEN, residing at 38 King Arthur Court, New City, New York 10956 (the "Executive").

                              W I T N E S S E T H :

                    WHEREAS, the Company desires to employ the Executive as Vice-President, New Business & New Product Development of the Company, and the Executive desires to serve the Company in those capacities, upon the terms and subject to the conditions contained in this Agreement;

                    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                  1. EMPLOYMENT.

                    The  Company  agrees  to  employ  the  Executive,   and  the
Executive agrees to be employed by the Company, upon the terms and subject to the conditions of this Agreement.

                  2. TERM.

                    The employment of the Executive by the Company as provided in Section 1 shall be for a period of three (3) years commencing on May 13, 2003 unless sooner terminated in accordance with the provisions of Section 8 below (the "Term"). The Term shall be extended automatically for additional one year periods unless one party advises the other in writing at least 90 days before initial expiration of the Term.

                  3. DUTIES; BEST EFFORTS; PLACE OF PERFORMANCE.

                    (a) The Executive shall serve as Vice-President, New Business & New Product Development of the Company and shall perform, subject to the direction of the President & Chief Executive Officer of the Company, such duties as are customarily performed by the Vice-President, New Business & New Product Development. The Executive shall also have such other powers and duties as may be from time to time prescribed by the President & CEO or the Board of Directors of the Company, provided that the nature of the Executive's powers and duties so prescribed shall not be inconsistent with the Executive's position and duties hereunder.

                    (b) The Executive shall devote all of his business time, attention and energies to the business and affairs of the Company, shall use his best efforts to advance the best interests of the Company and shall not during the Term be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, that will interfere with the performance by the Executive of his duties hereunder or the Executive's availability to perform such duties or that will adversely affect, or negatively reflect upon, the Company.

                    (c) The duties to be performed by the Executive hereunder shall be performed primarily at the office of the Company in Flemington, New Jersey, subject to reasonable travel requirements on behalf of the Company.

                  4. COMPENSATION.

                    As full compensation for the performance by the Executive of his duties under this Agreement, the Company shall pay the Executive as follows:

                    (a) BASE SALARY. The Company shall pay the Executive a base salary (the "Base Salary") at a rate of $185,000 per annum, payable in equal bi-weekly installments during the Term. The President shall review the
Executive's performance on at least an annual basis and may increase the Executive's base salary as the President deems appropriate based on such review.

                    (b) BONUS. The Company shall pay the Executive a cash bonus based upon achievements of the Executive in securing new business for the Company via Licensing Agreements, such that for each Licensing Agreement closed (negotiated and signed) by the Executive, he will be paid, as a percentage of his Base Salary, the greatest of any one of the possibilities enumerated below:

i) Any deal closed by the Executive                                                       5%

ii) If Licensing fees & milestone payments equal or exceed $10 Million or

if royalty stream equals or exceeds 20% of net sales (10% for an OTC product)           10%

iii) If fees & milestones equal or exceed $20 Million or

if royalty stream equals or exceeds 25% of net sales (15% for an OTC product)           15%

iv) If fees & milestones equal or exceed $30 Million or

if royalty stream equals or exceeds 30% or net sales (20% for an OTC product)           20%



v) If the Executive initiates a contact (including a new individual contact at a company that has already been contacted by the Company) and closes the deal based upon the efforts of that contact [added by GS], add another 5% of Base Salary to any one of the above.
                                       3

The Bonus earned is to be paid in full in the calendar year in which the Licensing Agreement is closed.

                    (c) WITHHOLDING. The Company shall withhold all applicable federal, state and local taxes and social security and such other amounts as may be required by law from all amounts payable to the Executive under this Section 5.

                    (d) STOCK OPTIONS. Promptly after the date hereof, and as additional compensation for the services to be rendered by the Executive pursuant to this Agreement, the Company shall grant the Executive [non-qualified] stock options ("Stock Options") to purchase 75,000 shares of Common Stock of the Company pursuant to the Company's 1998 Stock Option Plan. Such stock options shall vest ratably over a three-year period ending on the third anniversary of the date of Executive's employment, so that 20,000 options to purchase shares of the Company's Common Stock will vest on each of May 13, 2004, May 13, 2005 and May 13, 2006, subject to the provisions of Section 9 below. The remaining 15,000 options shall vest in increments of 5,000 options, each upon the closing of each of the first three Licensing Agreements closed by the Executive. The exercise price of said 75,000 options shall be equal to 110% of the Fair Market Value (closing price) on the date of the Executive's employment. In connection with such grant, the Executive shall enter into the Company's standard stock option agreement which will incorporate the foregoing vesting schedule and the Stock Option related provisions contained in Section 9 below.

                    In addition, the Company shall grant the Executive [non-qualified] stock options ("Stock Options") to purchase additionally 5,000 shares of Common Stock of the Company pursuant to the Company's 1998 Stock Option Plan, at the time of the signing of each subsequent Licensing Agreement closed by the Executive. The exercise price of said shares shall be equal to the closing price on the date of the closing of each Licensing Agreement.

The President of the Company shall annually review the number of stock options granted to the Executive to determine whether an increase in the number thereof is warranted.

                    All Options will have a 10 year expiration period, provided that this is pursuant to the Company's 1998 Stock Option Plan.

                    (e) EXPENSES. The Company shall reimburse the Executive for all normal, usual and necessary expenses incurred by the Executive in furtherance of the business and affairs of the Company, including reasonable travel and entertainment, upon timely receipt by the Company of appropriate vouchers or other proof of the Executive's expenditures and otherwise in accordance with any expense reimbursement policy as may from time to time be adopted by the Company.

                    (f) OTHER BENEFITS. The Executive shall be entitled to all rights and benefits for which he shall be eligible under any benefit or other plans (including, without limitation, dental, medical, medical reimbursement and hospital plans, pension plans, employee stock purchase plans, profit sharing plans, bonus plans and other so-called "fringe" benefits) as the Company shall make available to its senior executives from time to time.

                    The Executive shall receive a car allowance of up to $1,000 per month. Additionally, expenses for local lodging will be reimbursed for up to the following amounts: 3 nights per week for the first six months of employment, 2 nights per week for months 7 to 12 of employment, and 1 night per week thereafter. Relocation (moving) costs up to $10,000 will be reimbursed, upon presentation of valid receipts, if done within 15 months of the Employment date of the Executive. Once the Executive relocates, further reimbursement to local lodging will terminate. The costs associated with equipment and calls for one cellular phone will be reimbursed upon presentation of proper bills.

                    (g) VACATION. The Executive shall, during the Term, be entitled to a vacation of [four (4)] weeks per annum. The Executive shall not be entitled to carry any vacation forward to the next year of employment and shall not receive any compensation for unused vacation days.

                  5. CONFIDENTIAL INFORMATION AND INVENTIONS

                    (a) The Executive recognizes and acknowledges that in the course of his duties he is likely to receive confidential or proprietary information owned by the Company, its affiliates or third parties with whom the Company or any such affiliates has an obligation of confidentiality.
Accordingly, during and after the Term, the Executive agrees to keep confidential and not disclose or make accessible to any other person or use for any other purpose other than in connection with the fulfillment of his duties under this Agreement, any Confidential and Proprietary Information (as defined below) owned by, or received by or on behalf of, the Company or any of its affiliates. "Confidential and Proprietary Information" shall include, but shall not be limited to, confidential or proprietary scientific or technical information, data, formulas and related concepts, business plans (both current and under development), client lists, promotion and marketing programs, trade secrets, or any other confidential or proprietary business information relating to development programs, costs, revenues, marketing, investments, sales activities, promotions, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company or of any affiliate or client of the Company. The Executive expressly acknowledges the trade secret status of the Confidential and

Proprietary Information and that the Confidential and Proprietary Information constitutes a protectable business interest of the Company. The Executive agrees: (i) not to use any such Confidential and Proprietary Information for himself or others; and (ii) not to take any Company material or reproductions (including but not limited to writings, correspondence, notes, drafts, records, invoices, technical and business policies, computer programs or disks) thereof from the Company's offices at any time during his employment by the Company, except as required in the execution of the Executive's duties to the Company. The Executive agrees to return immediately all Company material and reproductions (including but not limited, to writings, correspondence, notes, drafts, records, invoices, technical and business policies, computer programs or disks) thereof in his possession to the Company upon request and in any event immediately upon termination of employment.

                    (b) Except with prior written authorization by the Company, the Executive agrees not to disclose or publish any of the Confidential and Proprietary Information, or any confidential, scientific, technical or business information of any other party to whom the Company or any of its affiliates owes an obligation of confidence, at any time during or after his employment with the Company.

                    (c) The Executive agrees that all inventions, discoveries, improvements and patentable or copyrightable works ("Inventions") initiated, conceived or made by him, either alone or in conjunction with others, during the Term shall be the sole property of the Company to the maximum extent permitted by applicable law and, to the extent permitted by law, shall be "works made for hire" as that term is defined in the United States Copyright Act (17 U.S.C.A., Section 101). The Company shall be the sole owner of all patents, copyrights, trade secret rights, and other intellectual property or other rights in connection therewith.

The Executive hereby assigns to the Company all right, title and interest he may have or acquire in all such Inventions. The Executive further agrees to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights on such Inventions in any and all countries, and to that end the Executive will execute all documents necessary:

                         (i) to apply  for,  obtain and vest in the name of the
Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

                        (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

                    (d) The Executive acknowledges that while performing the services under this Agreement the Executive may locate, identify and/or evaluate patented or patentable inventions having commercial potential in the fields of pharmacy, pharmaceutical, biotechnology, healthcare, technology and other fields which may be of potential interest to the Company or one of its affiliates (the "Third Party Inventions"). The Executive understands, acknowledges and agrees that all rights to, interests in or opportunities regarding, all Third-Party Inventions identified by the Company, any of its affiliates or either of the foregoing persons' officers, directors, employees (including the Executive), agents or consultants during the Employment Term shall be and remain the sole and exclusive property of the Company or such affiliate and the Executive shall have no rights whatsoever to such Third-Party Inventions and will not pursue for himself or for others any transaction relating to the Third-Party Inventions which is not on behalf of the Company.

                    (e) The provisions of this Section 5 shall survive any termination of this Agreement.

                  6. NON-COMPETITION, NON-SOLICITATION AND NON-DISPARAGEMENT

                    (a)  The  Executive  understands  and  recognizes  that  his services  to the  Company  are  special  and  unique  and that in the  course of performing such services the Executive will have access to and knowledge of Confidential and Proprietary Information (as defined in Section 5 and the Executive agrees that, during the Term and for a period of [three (3)] years thereafter, he shall not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity ("Person"), enter into or engage in any business which is engaged in any business competitive with the business of the Company, either as an individual for his own account, or as a partner, joint venturer, owner, executive, employee, independent contractor, principal, agent, consultant, salesperson, officer, director or shareholder of a Person in a business competitive with the Company within the geographic area of the Company's business, which is deemed by the parties hereto to be worldwide. The Executive acknowledges that, due to the unique nature of the Company's business, the loss of any of its clients or business flow or the improper use of its Confidential and Proprietary Information could create significant instability and cause substantial damage to the Company and its affiliates and therefore the Company has a strong legitimate business interest in protecting the continuity of its business interests and the restriction herein agreed to by the Executive narrowly and fairly serves such an important and critical business interest of the Company. For purposes of this Agreement, the Company shall be deemed to be actively engaged on the date hereof in the development of novel application drug delivery systems for presently marketed prescription and over-the-counter drugs and providing consulting services in connection therewith, and in the future in any other business in which it actually devotes substantive resources to study, develop or pursue. Notwithstanding the foregoing, nothing contained in this Section 6(a) shall be deemed to prohibit the Executive from acquiring or holding, solely for investment, publicly traded securities of any corporation, some or all of the activities of which are competitive with the business of the Company so long as such securities do not, in the aggregate, constitute more than five percent (5%) of any class or series of outstanding securities of such corporation.

                    (b) During the Term and for [12 months ] thereafter, the Executive shall not, directly or indirectly, without the prior written consent of the Company:

                        (i) solicit or induce  any   employee  of  the  Company
or any of its affiliates to leave the employ of the Company or any such affiliate; or hire for any purpose any employee of the Company or any affiliate or any employee who has left the employment of the Company or any affiliate within one year of the termination of such employee's employment with the Company or any such affiliate or at any time in violation of such employee's non-competition agreement with the Company or any such affiliate; or

                        (ii)  solicit or accept  employment or be  retained   by
any Person who, at any time during the term of this Agreement, was an agent, client or customer of the Company or any of its affiliates where his position will be related to the business of the Company or any such affiliate; or

                       (iii) solicit or accept the business of any agent, client or customer of the Company or any of its affiliates with respect to products, services or investments similar to those provided or supplied by the Company or any of its affiliates.

(c) The Executive agrees that both during the Term and at all times thereafter, he shall not directly or indirectly disparage, whether or not true, the name or reputation of the Company or any of its affiliates, including but not limited to, any officer, director, employee or shareholder of the Company or any of its affiliates.

                    (d) In the event that the Executive breaches any provisions of Section 5 or this Section 6or there is a threatened breach, then, in addition to any other rights which the Company may have, the Company shall (i) be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained in such Sections and (ii) have the right to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments and other benefits (collectively "Benefits") derived or received by the Executive as a result of any transaction constituting a breach of any of the provisions of Sections 5 or 6 and the Executive hereby agrees to account for and pay over such Benefits to the Company.

                    (e) Each of the rights and remedies enumerated in Section 6(d) shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company at law or in equity. If any of the covenants contained in this Section 6, or any part of any of them, is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants or rights or remedies which shall be given full effect without regard to the invalid portions. If any of the covenants contained in this Section 6 is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form such provision shall then be enforceable. No such holding of invalidity or unenforceability in one jurisdiction shall bar or in any way affect the Company's right to the relief provided in this Section 6 or otherwise in the courts of any other state or jurisdiction within the geographical scope of such covenants as to breaches of such covenants in such other respective states or jurisdictions, such covenants being, for this purpose, severable into diverse and independent covenants.

(f) In the event that an actual proceeding is brought in equity to enforce the provisions of Section 5 or this Section 6, the Executive shall not urge as a defense that there is an adequate remedy at law nor shall the Company be prevented from seeking any other remedies which may be available. The Executive agrees that he shall not raise in any proceeding brought to enforce the provisions of Section 5 or this Section 6 that the covenants contained in such Sections limit his ability to earn a living.

                    (g) The provisions of this Section 6 shall survive any termination of this Agreement.

                  7. REPRESENTATIONS AND WARRANTIES BY THE EXECUTIVE

                      The Executive hereby represents and warrants to the Company as follows:

                        (i) Neither the execution or delivery of this Agreement nor the performance by the Executive of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default or breach of any covenant or obligation under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the Executive is a party or by which he is bound.

                       (ii) The Executive has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Executive enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the Executive to execute and deliver this Agreement or perform his duties and other obligations hereunder.

                    8. TERMINATION. The Executive's employment hereunder shall be terminated upon the Executive's death and may be terminated as follows:

                    (a) The Executive's employment hereunder may be terminated by the Board of Directors of the Company for Cause. Any of the following actions by the Executive shall constitute "Cause":

                        (i) The willful failure, or refusal by the Executive to perform his duties hereunder; (ii) Any willful, intentional or grossly negligent act by the Executive having the effect of injuring, in a material way (whether financial or otherwise and as determined in good-faith by a majority of the Board of Directors of the Company), the business or reputation of the Company or any of its affiliates, including but not limited to, any officer, director, executive or shareholder of the Company or any of its affiliates;

                      (iii) Willful misconduct by the Executive, including insubordination, in respect of the duties or obligations of the Executive under this Agreement;

                       (iv)  The   Executive's  indictment  of any felony  or  a
misdemeanor involving moral turpitude (including entry of a nolo contendere plea);

                        (v) The determination by the Company, after a reasonable and good-faith investigation by the Company following a written allegation by another employee of the Company, that the Executive engaged in some form of harassment protected by law (including, without limitation, age, sex or race discrimination);

                        (vi) Any   misappropriation   or   embezzlement  of the
property of the Company or its affiliates (whether or not a misdemeanor or felony);

                       (vii) Breach by the Executive of any of the provisions of
Section 5 or Section 6 of this Agreement; and (viii) Breach by the Executive of any provision of this Agreement other than those contained in Section 5 or
Section 6 which is not cured by the Executive within thirty (30) days after notice thereof is given to the Executive by the Company.

                    (b) The Executive's employment hereunder may be terminated by the Board of Directors of the Company due to the Executive's Disability. For purposes of this Agreement, a termination for "Disability" shall occur (i) when the Board of Directors of the Company has provided a written termination notice to the Executive supported by a written statement from a reputable independent physician to the effect that the Executive shall have become so physically or mentally incapacitated as to be unable to resume, within the ensuing twelve (12) months, his employment hereunder by reason of physical or mental illness or injury, or (ii) upon rendering of a written termination notice by the Board of Directors of the Company after the Executive has been unable to substantially perform his duties hereunder for 90 or more consecutive days, or more than 120 days in any consecutive twelve month period, by reason of any physical or mental illness or injury. For purposes of this Section 8(b), the Executive agrees to make himself available and to cooperate in any reasonable examination by a reputable independent physician retained by the Company and to waive, as to the Company, any claims of medical confidentiality.

                    (c) The Executive's employment hereunder may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" means a breach by the Company of its material obligations under Section 4 of this Agreement which is not cured by the Company within thirty (30) days after notice thereof is given by the Executive to the Company.

                    (d) The Executive's employment hereunder may be terminated by the Board of Directors of the Company (or its successor) upon the occurrence of a Change of Control. For purposes of this Agreement, "Change of Control" means (i) the acquisition, directly or indirectly, following the date hereof by any person (as such term is defined in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), in one transaction or a series of related transactions, of securities of the Company representing in excess of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities if such person or his or its affiliate(s) do not own in excess of 50% of such voting power on the date of this Agreement, or (ii) the future disposition by the Company (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets in one transaction or series of related transactions
(other than a merger effected exclusively for the purpose of changing the domicile of the Company).

                  9. COMPENSATION UPON TERMINATION.

                    (a) If the Executive's employment is terminated as a result of his death, the Company shall (i) pay to the Executive's estate his Base Salary and any accrued and unpaid

Bonus and expense reimbursement amounts through the date of his death (ii) continue to pay to the Executive's estate his Base Salary for three (3) months following his death [?GS] and (iii) for the shorter of six (6) months following his death or the balance of the Term (as if such termination had not occurred) provide continuation coverage to the members of the Executive's family under all major medical and other health, accident, life or other disability plans and programs in which such family members participated immediately prior to his death. Any Stock Options granted to the Executive that have not vested as of the date of the Executive's death shall vest upon the effective date of Executive's death.

                    (b) If the Executive's employment is terminated by the Board of Directors of the Company due to Disability, the Company shall pay to the Executive his Base Salary and any accrued Bonus and expense reimbursement amounts through the date of his termination. In addition, for the shorter of six
(6) months following any such termination or the balance of the Term (as if such termination had not occurred), the Company shall (i) continue to pay the Executive the Base Salary in effect at the time of such termination less the amount, if any, then payable to the Executive under any disability benefits of the Company and (ii) provide the Executive continuation coverage under all major medical and other health, accident, life or other disability plans and programs in which the Executive participated immediately prior to such termination. All outstanding, but unvested, Stock Options granted to the Executive shall vest upon the effective date of this termination due to the Executive's Disability.

                    (c) If the Executive's employment is terminated by the Board of Directors of the Company for Cause or by the Executive other than for Good Reason, the Company shall pay to the Executive his Base Salary through the date of his termination and the Executive shall have no further entitlement to any other compensation or benefits from the Company. All Stock



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Options  that have not  vested as of the date of any such  termination  shall be deemed to have expired as of such date and, in addition, the Executive's right to exercise any vested Stock Options shall terminate as of such date.

                    (d) If the Executive's employment is terminated by the Company (or its successor) upon the occurrence of a Change of Control, the Company (or its successor, as applicable) shall (i) continue to pay to the Executive his Base Salary for a period of six (6) months following such termination, and (ii) pay the Executive any accrued and unpaid Bonus and expense reimbursement amounts through the date of termination. The Company's obligation under clause (i) in the preceding sentence shall be reduced, however, by any amounts otherwise actually earned by the Executive during the six month period following the termination of his employment. All Stock Options that have not vested as of the date of such termination shall be accelerated and deemed to have vested as of such date.

                    (e) If (i) the Executive's employment is terminated by the Company other than as a result of the Executive's death and other than for reasons specified in Sections 9(b), (c) or (d), or (ii) the Executive's employment is terminated by the Executive for Good Reason, the Company shall continue to pay to the Executive his Base Salary for a period of six (6) months following such termination and the Company shall pay the Executive any accrued and unpaid Bonus and expense reimbursement amounts through the date of termination. The Company's obligation under clause (i) in the preceding sentence shall be reduced, however, by any amounts otherwise actually earned by the Executive during the six month period following the termination of his employment. In addition, for the shorter of six (6) months following any such termination or the balance of the Term (as if such termination had not occurred), the Company shall provide the Executive continuation coverage under all major medical and other health,


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accident,  life or other  disability  plans or programs  in which the  Executive participated immediately prior to such termination. All outstanding, but unvested, Stock Options granted to the Executive shall vest upon the date of this termination.

                    (f) The continuation coverage under any major medical and other health, accident, life or other disability plans and programs for the periods provided in Section [9(a), 9(b) and 9(e)] shall be provided (i) at the expense of the Company and (ii) in satisfaction of the Company's obligation under Section 4980B of the Internal Revenue Code of 1986 (and any similar state law) with respect to the period of time such benefits are continued hereunder. Notwithstanding anything to the contrary contained herein, the Company's obligation to provide such continuation coverage under such Sections shall cease immediately upon the date any covered individual becomes eligible for similar benefits under the plans or policies of another employer.

                    (g) This Section 9 sets forth the only obligations of the Company with respect to the termination of the Executive's employment with the Company, and the Executive acknowledges that, upon the termination of his employment, he shall not be entitled to any payments or benefits which are not explicitly provided in Section 9.

                    (h) The provisions of this Section 9 shall survive any termination of this Agreement.

                 10. Miscellaneous.

                    (a) This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New Jersey, without giving effect to its principles of conflicts of laws.

                    (b) Any dispute arising out of, or relating to, this Agreement or the breach thereof (other than Sections 5 or 6 hereof), or regarding the interpretation thereof, shall be finally settled by arbitration conducted in New York City in accordance with the rules of the American Arbitration Association then in effect before a single arbitrator appointed in accordance with such rules. Judgment upon any award rendered therein may be entered and enforcement obtained thereon in any court having jurisdiction. The arbitrator shall have authority to grant any form of appropriate relief, whether legal or equitable in nature, including specific performance. For the purpose of any judicial proceeding to enforce such award or incidental to such arbitration or to compel arbitration and for purposes of Sections 5 and 6 hereof, the parties hereby submit to the non-exclusive jurisdiction of the Superior Court of the State of New Jersey, Hunterdon County, or the United States District Court for the District of New Jersey, and agree that service of process in such arbitration or court proceedings shall be satisfactorily made upon it if sent by registered mail addressed to it at the address referred to in paragraph (g) below.

                    (c) This  Agreement  shall be binding  upon and inure to the
benefit   of  the   parties   hereto,   and  their   respective   heirs,   legal
representatives, successors and assigns.

                    (d) This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets.

                    (e) This Agreement cannot be amended orally, or by any course of conduct or dealing, but only by a written agreement signed by the parties hereto.


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


                    (f) The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and such terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

                    (g) All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be delivered personally or by an overnight courier service or sent by certified mail, postage prepaid, return receipt requested, to the parties at the addresses set forth on the first page of this Agreement, and shall be deemed given when so delivered personally or by overnight courier, or, if mailed, five days after the date of deposit in the United States mails. Either party may designate another address, for receipt of notices hereunder by giving notice to the other party in accordance with this paragraph (g).


                    (h) This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

                    (i) As used in this Agreement, "affiliate" of a specified Person shall mean and include any Person controlling, controlled by or under common control with the specified Person.

                    (j) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                    (k) This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                                 NOVADEL PHARMA, INC.



                                                 By:
                                                    --------------------------
                                                     Gary A. Shangold
                                                     President & CEO

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